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                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.____)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[x]  Soliciting Material Under Rule 14a-12

                        MIDCOAST ENERGY RESOURCES, INC.
                (Name of Registrant as Specified In Its Charter)
               _________________________________________________
      (Name of Person(s) Filing Proxy Statement if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:_______

     2)   Aggregate number of securities to which transaction applies:__________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction: $_______________

     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount Previously Paid: ________________

     2)   Form, Schedule or Registration Statement No.: _________________

     3)   Filing Party: _________________

     4)   Date Filed: __________________
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                                                           FOR IMMEDIATE RELEASE

                        MIDCOAST ENERGY RESOURCES, INC.
                        DECLARES $.10 PER SHARE DIVIDEND

HOUSTON, TEXAS, April 26, 2001 . . . Midcoast Energy Resources, Inc. (AMEX: MRS) today announced that its Board of Directors has declared a $.10 per share cash dividend payable May 21, 2001 to common shareholders of record on May 11, 2001. This dividend includes the regular $.07 per share dividend attributable to the first quarter of 2001 and a prorated dividend through the record date for the second quarter of 2001.

Midcoast previously announced on March 16, 2001 that it had entered into a merger agreement with Enbridge Inc., a Canadian corporation (TSE:ENB), pursuant to which each outstanding Midcoast common share will be exchanged for the right to receive US$27 per share in cash. Closing of the merger is subject to approval by Midcoast's shareholders at a meeting scheduled for May 11, 2001 and customary regulatory approvals which are anticipated to be received in time to permit closing of the merger immediately following the shareholder meeting.

Midcoast is a Houston-based pipeline company with regional offices in Texas, Alabama, Louisiana, Mississippi and Alberta, Canada. The Company transports, gathers, processes and markets natural gas and other petroleum products through over eighty pipelines covering approximately 4,100 miles in ten states, Canada and the Gulf of Mexico.

Midcoast filed a definitive proxy statement and other relevant documents concerning the merger with the SEC on April 10, 2001. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT MIDCOAST HAS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. The definitive proxy statement is available free of charge on the SEC's web site (www.sec.gov) or from Midcoast's office of investor relations. Midcoast and its directors and executive officers may be deemed participants in the solicitation of proxies from the shareholders of Midcoast in favor of the proposed merger. The directors and executive officers of Midcoast include the following: Dan Tutcher, I.J. Berthelot, II, Ted Collins, Curtis Dufour, Richard Richards, Bruce Withers, Bill Bray, Richard Robert and Duane Herbst. Collectively, as of March 15, 2001, the directors and executive officers of Midcoast own approximately 12% of the outstanding common shares of Midcoast.

This news release includes forward-looking statements regarding future events. All forward-looking statements are based on Midcoast's beliefs as well as assumptions made by and information currently available to Midcoast. When used herein, words such as "expects,'' "forecasts,'' "projects,'' and similar expressions, identify forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and 21E of the Securities Exchange Act of 1934. These statements reflect Midcoast's current views with respect to future events and are subject to various risks, uncertainties and assumptions, including timely closing of the merger between Midcoast and Enbridge and other risks discussed in detail in the Company's SEC filings, including its Annual Report on Form 10-K for the year ended Dec. 31, 2000. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, actual results may vary materially from those described in

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the forward-looking statement. Except as required by applicable securities laws,
Midcoast does not intend to update these forward-looking statements.

For further information contact:
Duane S. Herbst
Vice President of Corporate Affairs
(800) 451-1953
Or visit our website at www.midcoastenergy.com

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